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                                                                    Exhibit 5.01

Board of Directors
JLK Direct Distribution Inc.
South Route 981
P.O. Box 231
Latrobe, PA  15650

Gentlemen:

         We have acted as counsel to JLK Direct Distribution Inc., a Pennsylvania corporation (the "Company"), in connection with the proposed issuance by the Company of up to 2,000,000 shares of the Company's Class A Common Stock, par value $0.01 per share (the "Common Stock"), pursuant to the terms of the 1997 JLK Direct Distribution Inc. Stock Option and Incentive Plan (the "Plan").

         In connection with such proposed issuance, we have examined the Plan, the Articles of Incorporation of the Company, as amended and restated, the By-laws of the Company, (as amended and restated), the relevant corporate proceedings of the Company, the Registration Statement on Form S-8 covering the issuance of the shares, and such other documents, records, certificates of public officials, statutes and decisions as we consider necessary to express the opinions contained herein. In the examination of such documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to those original documents of all documents submitted to us as certified or photostatic copies.

         Based on the foregoing, we are of the opinion that when the Registration Statement shall have been declared effective by order of the Securities and Exchange Commission and when the Common Stock has been duly issued and delivered pursuant to the terms of the Plan, such shares of Common Stock will be validly issued, fully paid and non-assessable.

             We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                                      Very truly yours,

                                                      BUCHANAN INGERSOLL
                                                      PROFESSIONAL CORPORATION

                                                      By: /s/ LEWIS U. DAVIS
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